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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 22, 2000, with respect to the consolidated financial statements of A.B. Watley Group Inc. included in this Annual Report (Form 10-KSB) for the year ended September 30, 2000.

/s/ Ernst & Young LLP

New York, New York
December 28, 2000